EXHIBIT 10.4

                 C&D CHARTER POWER SYSTEMS, INC.
                         3043 Walton Road
                    Plymouth Meeting, PA 19462

                                     April 3, 1995

Mr. A. Gordon Goodyear
1281 E. Calle Mariposa
Tucson, AZ  85718

Dear Mr. Goodyear:

          We refer to the Employment Agreement (the "Employment
Agreement"), dated March 1, 1994 between C&D Charter Power
Systems, Inc., a Delaware corporation, and you.

          Section II of the Employment Agreement is hereby amended by inserting "A." after the caption thereof, and by inserting the following new paragraph at the end of such Section:

          "B" If your employment hereunder shall be terminated (i) by the Company without Cause
          (as defined in Section X.C.) therefor having been given to you (other than pursuant to Sections X.A. or X.B.), or (ii) as a result of the non-renewal of this Agreement by the Company upon expiration of the Initial Term or any renewal term, then for a one year period after the effective date of such termination the Company shall pay you at the rate of your Base Salary in effect at the time of such termination.

          Section VII.A. of the Employment Agreement is hereby amended by deleting the last sentence thereof.

          Section X.B. of the Employment Agreement is hereby amended by adding the following sentence after the first sentence thereof:
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Page Two

          Notwithstanding the foregoing, if this
          Agreement is terminated pursuant to this Section, the Company shall pay any accrued but unpaid Base Salary through the date of termination and any reimbursable expenses due to you hereunder.

          Except as modified hereby, the Employment Agreement remains unchanged and in full force and effect.

          If you are in agreement with the foregoing, please so indicate by signing in the space indicated below, whereupon this letter will become a binding agreement between us amending the Employment Agreement.

                              Very truly yours,

                              C&D CHARTER POWER SYSTEMS, INC.


                              By \s\ Alfred Weber
                              ___________________________
                                Alfred Weber
                                President

Agreed to and accepted
as of the date first above written:


\s\ A. Gordon goodyear
___________________________
A. Gordon Goodyear